UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 6, 2014

Commission file number: 001-13337

STONERIDGE, INC.

(Exact name of registrant as specified in its charter)

Ohio	34-1598949
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

9400 East Market Street, Warren, Ohio	44484
(Address of principal executive offices)	(Zip Code)

(330) 856-2443

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

The Company held its 2014 Annual Meeting of Shareholders on May 6, 2014 (the “2014 Annual Meeting”). The following matters were voted on by shareholders at the 2014 Annual Meeting:

1.	The eight nominees for election to the Board of Directors were elected, each for a one-year term, by the following votes:

Nominee	For	Withheld	Broker Non-Votes
John C. Corey	24,894,857	111,163	843,681
Jeffrey P. Draime	20,102,599	4,903,421	843,681
Douglas C. Jacobs	21,091,325	3,914,695	843,681
Ira C. Kaplan	24,739,264	266,756	843,681
Kim Korth	21,094,105	3,911,915	843,681
William M. Lasky	21,094,834	3,911,186	843,681
George S. Mayes, Jr.	11,661,895	13,344,125	843,681
Paul J. Schlather	24,086,906	919,114	843,681

2.	The proposal to ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the year ended December 31, 2014 was approved by the following votes:

For	Against	Abstain	Broker Non-Votes
25,493,316	330,510	25,875	-

3.	The 2013 compensation paid to the Company’s Named Executive Officers was approved by the following advisory non-binding votes:

For	Against	Abstain	Broker Non-Votes
18,827,723	5,405,466	772,831	843,681

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Stoneridge, Inc.

Date: May 9, 2014	/s/ George E. Strickler
George E. Strickler, Executive Vice President, Chief Financial Officer and Treasurer (Principal Financial and Accounting Officer)